Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A of Fidelity Summer Street Trust: Fidelity New Markets Income Fund of our report dated February 15, 2007 on the financial statements and financial highlights included in the December 31, 2006 Annual Report to Shareholders; Fidelity Summer Street Trust: Fidelity High Income Fund and Fidelity Capital & Income Fund of our reports dated June 18, 2007 and Fidelity Focused High Income Fund of our report dated June 19, 2007 on the financial statements and financial highlights included in the April 30, 2007 Annual Reports to Shareholders; and Fidelity Summer Street Trust: Fidelity Export and Multinational Fund of our report dated October 10, 2006 on the financial statements and financial highlights included in the August 31, 2006 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2007